Exhibit 3.3

RESTATED CERTIFICATE OF INCORPORATION

OF

EVERQUOTE, INC.

(originally incorporated on August 1, 2008 under the name AdHarmonics, Inc.)

FIRST: The name of the Corporation is EverQuote, Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

FOURTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 260,000,000 shares, consisting of (i) 250,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 10,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1. General.

1.1 220,000,000 shares of Common Stock are hereby designated Class A Common Stock (the “Class A Common Stock”) and 30,000,000 shares of Common Stock are hereby designated Class B Common Stock (the “Class B Common Stock”). The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) upon any issuance of the Preferred Stock of any series.

1.2 Identical Rights. Except as otherwise expressly provided herein or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, including, without limitation:

1.2.1 Dividends and Distributions. Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any Distribution paid or distributed by the Corporation, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class; provided, however, that in the event a Distribution is paid in the form of Class A Common Stock or Class B Common Stock (or rights to acquire such stock), then holders of Class A Common Stock shall receive Class A Common Stock (or rights to acquire such stock, as the case may be) and holders of Class B Common Stock shall receive Class B Common Stock (or rights to acquire such stock, as the case may be). As used herein, the term “Distribution” means (i) any dividend or distribution of cash, property or shares of the Corporation’s capital stock; and (ii) any distribution following or in connection with any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.

1.2.2 Subdivision or Combination. If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class will be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.

1.3 Equal Treatment in a Combination Transaction. In the event of any Combination Transaction to which the Corporation is a party in which the shares of Class A Common Stock or Class B Common Stock will be exchanged for or converted into, or will receive a distribution of, cash or other property or securities of the Corporation or any other person or entity, each share of Common Stock shall be entitled to receive Equivalent Consideration (as defined herein) on a per share basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, each voting separately as a class.

1.4 Definitions. The following terms, where capitalized in this Article FOURTH, shall have the following meanings ascribed to them:

1.4.1 “Acquiring Stockholder” means a stockholder or group of stockholders of the Corporation that (i) merges or combines with the Corporation in such Combination Transaction or (ii) owns or controls a majority of another corporation or entity that merges or combines with the Corporation in such Combination Transaction.

1.4.2 “Combination Transaction” means any reorganization by way of share exchange, consolidation or merger or otherwise, in one transaction or series of related transactions, in which the Corporation is a constituent corporation or is a party with another entity if, as a result of such Combination Transaction, the voting securities of the Corporation that are outstanding immediately prior to the consummation of such Combination Transaction (other than any such securities that are held by an Acquiring Stockholder) do not represent, or are not converted into, securities of the surviving corporation of such Combination Transaction (or such surviving corporation’s parent corporation if the surviving corporation is owned by the parent corporation) that, immediately after the consummation of such Combination Transaction, together possess a majority of the total voting power of all securities of such surviving corporation (or its parent corporation, if applicable) that are outstanding immediately after the consummation of such Combination Transaction, including securities of such surviving corporation (or its parent corporation, if applicable) that are held by the Acquiring Stockholder.

1.4.3 “Equivalent Consideration” means consideration in the same form, in the same amount and with the same voting rights on a per-share basis; provided, however, that for the avoidance of doubt, consideration to be paid or received by a holder of Class A Common Stock or Class B Common Stock in connection with any Combination Transaction pursuant to any employment, consulting, severance or other arrangement shall not be deemed to be “consideration” that is included in the determination of “Equivalent Consideration.”

2. Voting. Except as otherwise expressly provided herein or required by applicable law, the holders of Class A Common Stock and Class B Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders. The holders of the Class A Common Stock are entitled to one (1) vote for each share of Class A Common Stock held at all meetings of stockholders (and written actions in lieu of meetings), and the holders of the Class B Common Stock are entitled to ten (10) votes for each share of Class B Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). Notwithstanding the foregoing, except as otherwise required by law, holders of Class A Common Stock and Class B Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock, Class A Common Stock or Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of the Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the voting power represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

3. Optional Conversion of Class B Common Stock.

3.1 Right to Convert.

3.1.1 Class B Common Stock Conversion. Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into one fully paid and non-assessable share of Class A Common Stock as provided herein.

3.1.2 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Combination Transaction, the conversion rights set forth in this Section 3 shall terminate at the close of business on the last full day preceding the date fixed for the payment of any amounts distributable on such event to the holders of Class B Common Stock in connection therewith.

3.2 Fractional Shares. No fractional shares of Class A Common Stock shall be issued upon conversion of the Class B Common Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Class A Common Stock on the date of such conversion, which shall mean, for such date, the amount determined by the first of the following clauses that applies: (a) if the Class A Common Stock is then listed or quoted on a national securities exchange, the closing price of the Class A Common Stock for such date (or the nearest preceding date if there is no closing price for such date) on the principal national securities exchange on which the Class A Common Stock is then listed or quoted; (b) if the Class A Common Stock is then listed or quoted on a securities market operated by the OTC Markets Group, the last reported sales price of the Class A Common Stock on such date (or the nearest preceding date if there is no reported sales price for such date) on the principal securities market operated by the OTC Markets Group on which the Class A Common Stock is then listed or quoted; (c) if the Class A Common Stock is then listed or quoted on the OTC Bulletin Board, the last reported sales price of the Class A Common Stock on such date (or the nearest preceding date if there is no reported sales price for such date) on the OTC Bulletin Board; or (d) in all other cases, the fair market value on such date of a share of Class A Common Stock as determined in good faith by the Board of Directors. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Class B Common Stock the holder is at the time converting into Class A Common Stock and the aggregate number of shares of Class A Common Stock issuable upon such conversion.

3.3 Mechanics of Conversion.

3.3.1 Notice of Conversion. In order for a holder of Class B Common Stock to voluntarily convert shares of Class B Common Stock into shares of Class A Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Class B Common Stock and, if applicable, any event on which such conversion is contingent and (b) if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Class B Common Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Class B Common Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Class A Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Class B Conversion Time”), and the shares of Class A Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Class B Conversion Time, (i) issue and deliver to such holder of Class B Common Stock, or to his, her or its nominees, a certificate or certificates (or a book entry or book entries, if the Class A Common Stock is not certificated) for the number of full shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate (or book entry, if the Class B Common Stock is not certificated) for the number (if any) of the shares of Class B Common Stock represented by the surrendered certificate (or book entry, if the Class B Common Stock is not certificated) that were not converted into Class A Common Stock, (ii) pay in cash such amount as provided in Section A.3.2 of this Article FOURTH in lieu of any fraction of a share of Class A Common Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Class B Common Stock converted.

3.3.2 Reservation of Shares. The Corporation shall at all times when the Class B Common Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Class B Common Stock, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

3.3.3 Effect of Conversion. All shares of Class B Common Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Class B Conversion Time, except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section A.3.2 of this Article FOURTH and to receive payment of any dividends declared but unpaid thereon. Any shares of Class B Common Stock so converted shall be retired and cancelled and may not be reissued as shares of such class or series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Class B Common Stock accordingly.

4. Mandatory Conversion of Class B Common Stock.

4.1 Mandatory Conversion and Procedures. Each share of Class B Common Stock shall automatically be converted into one (1) fully paid and non-assessable share of Class A Common Stock upon (i) a Transfer, other than a Permitted Transfer, of such share of Class B Common Stock, (ii) the date and time, or the occurrence of an event, specified by vote or, if stockholders are then permitted under this Certificate of Incorporation to take action by written consent in lieu of a meeting, by written consent of the holders of a majority of the voting power of the then outstanding shares of Class B Common Stock, voting together as a single class, or

(iii) such time as the aggregate voting power of all then outstanding shares of Class B Common Stock represents less than ten percent (10%) of the voting power of all then outstanding shares of the Corporation’s capital stock. Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates (if such shares are certificated) representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class B Common Stock (if such shares of Class B Common Stock surrendered for conversion were certificated) are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Class B Common Stock, the holders of Class B Common Stock shall surrender the certificates representing such shares (if such shares of Class B Common Stock are certificated) at the office of the Corporation or any transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates (if such shares of Class B Common Stock were certificated) a certificate or certificates (or a book entry or book entries, if the Class A Common Stock is not certificated) for the number of shares of Class A Common Stock into which the shares of Class B Common Stock surrendered were convertible on the date on which such automatic conversion occurred.

4.2 Conversion Upon Death or Incapacity of a Class B Stockholder. Each share of Class B Common Stock held of record by a Class B Stockholder, or by such Class B Stockholder’s Permitted Transferees, shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the date that is nine (9) months after the death or Incapacity of such Class B Stockholder.

4.3 Definitions. The following terms, where capitalized in this Section A.4 of this Article FOURTH, shall have the following meanings ascribed to them:

4.3.1 “Class B Stockholder” means the initial registered holder of any shares of Class B Common Stock.

4.3.2 “Family Member” means, with respect to a Class B Stockholder, (x) the spouse or any parent, child, sibling, parent-in-law or child-in-law of such Class B Stockholder, (y) any individual who shares a home (other than a domestic employee) with such Class B Stockholder or (z) any lineal descendent (including by adoption) of any of the foregoing individuals.

4.3.3 “Incapacity” means that such holder is incapable of managing his or her financial affairs under the criteria set forth in the applicable probate code and that the condition underlying such incapability can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed practitioner. In the event of a dispute regarding whether a Class B Stockholder has suffered an Incapacity, no Incapacity of such holder will be deemed to have occurred unless and until an affirmative ruling regarding such Incapacity has been made by a court of competent jurisdiction.

4.3.4 “Parent” means, with respect to any entity, any other entity that directly or indirectly owns or controls a majority of (a) the voting power of the voting securities and (b) economic ownership interests of such entity.

4.3.5 “Permitted Transfer” means a Transfer by a Class B Stockholder to any of the persons or entities listed in clauses (a) through (e) below (each, a “Permitted Transferee”) and from any such Permitted Transferee back to such Class B Stockholder and/or any other Permitted Transferee established by or for such Class B Stockholder:

(a) a trust for the benefit of such Class B Stockholder or persons other than the Class B Stockholder so long as the Class B Stockholder (either alone or with any Family Member of such holder) has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class B Stockholder and, provided, further, that in the event such Class B Stockholder (either alone or with any Family Member of such holder) no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(b) a trust under the terms of which such Class B Stockholder has retained a “qualified interest” within the meaning of Section 2702(b)(1) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and/or a reversionary interest so long as the Class B Stockholder (either alone or with any Family Member of such holder) has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided, however, that in the event the Class B Stockholder (either alone or with any Family Member of such holder) no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(c) an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Class B Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code; provided that in each case such Class B Stockholder (either alone or with any Family Member of such holder) has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust, and provided, further, that in the event the Class B Stockholder (either alone or with any Family Member of such holder) no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each share of Class B Common Stock then held by such account, plan or trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(d) a corporation, partnership or limited liability company in which such Class B Stockholder (either alone or with any Family Member of such holder) directly, or indirectly through one or more Permitted Transferees, owns shares, partnership interests or membership interests, as applicable, with sufficient Voting Control in the corporation, partnership or limited liability company, as applicable, or otherwise has legally enforceable rights, such that the Class B Stockholder (either alone or with any Family Member of such holder) retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, partnership or limited liability company; provided that in the event the Class B Stockholder (either alone or with any Family Member of such holder) no longer owns sufficient shares, partnership interests or membership interests, as applicable, or no longer has sufficient legally enforceable rights to ensure the Class B Stockholder (either alone or with any Family Member of such holder) retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, partnership or limited liability company, as applicable, each share of Class B Common Stock then held by such corporation, partnership or limited liability company, as applicable, shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; and

(e) any other person or entity which (i) is a direct or indirect wholly owned subsidiary of such Class B Stockholder, (ii) is a Parent of such Class B Stockholder or (iii) is under common control with such Class B Stockholder.

4.3.6 A “Transfer” of a share of Class B Common Stock means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, (i) a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership) or (ii) the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class B Common Stock by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer”: (a) the grant of a proxy to a natural person designated or approved by (i) a Class B Stockholder and the Board of Directors to act as such holder’s proxy or (ii) a Class B Stockholder with specific direction to vote the shares as directed by such holder, and without discretion, as such holder’s proxy; (b) the grant of a proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders; (c) the pledge of shares of Class B Common Stock by a Class B Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the Class B Stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares of Class B Common Stock or other similar action by the pledgee shall constitute a “Transfer”; or (d) the fact that the spouse of any Class B Stockholder possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock.

Notwithstanding anything in this Certificate of Incorporation to the contrary, a “Transfer” shall be deemed to have occurred with respect to a share of Class B Common Stock beneficially owned by a Class B Stockholder if there occurs a transfer of a majority of (x) the voting power of the voting securities or (y) the economic ownership interests of such Class B Stockholder or any Parent of such Class B Stockholder.

4.3.7 “Voting Control” with respect to a share of Class B Common Stock, and with respect to any other share of capital stock, partnership interest, limited liability company interest, interest in a trust or any other security in any other entity, means the exclusive power (whether directly or indirectly) to vote or direct the voting of such share of Class B Common Stock (or the voting of such other share, interest or security) by proxy, voting agreement, or otherwise.

5. Restrictions. So long as any shares of Class B Common Stock remain outstanding, the Corporation shall not, without the approval by vote or, if stockholders are then permitted under this Certificate of Incorporation to take action by written consent in lieu of a meeting, by written consent, of the holders of a majority of the shares of Class B Common Stock then outstanding, directly or indirectly, or by amendment (whether through merger, recapitalization, consolidation or otherwise):

5.1 issue any additional shares of Class B Common Stock (other than upon exercise of options or exercise or conversion of other securities exercisable for or convertible into Class B Common Stock); or

5.2 amend, alter, or repeal of any provision of this Certificate of Incorporation or the Bylaws of the Corporation (including any filing of a Certificate of Designation), in a manner that modifies the voting or other powers, preferences, or other special rights or privileges, or restrictions of the Class B Common Stock so as to adversely affect the Class B Common Stock.

6. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock.

7. Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

B. PREFERRED STOCK

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the General Corporation Law, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

FIFTH: Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

SIXTH: In furtherance and not in limitation of the powers conferred upon it by the General Corporation Law, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws of the Corporation by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present. The stockholders may not adopt, amend, alter or repeal the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Certificate of Incorporation, by the affirmative vote or, if stockholders are then permitted under this Certificate of Incorporation to take action by written consent in lieu of a meeting, written consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the votes that all the stockholders would be entitled to cast in an election of directors. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote or, if stockholders are then permitted under this Certificate of Incorporation to take action by written consent in lieu of a meeting, written consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the votes that all the stockholders would be entitled to cast in an election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH.

SEVENTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

EIGHTH: The following indemnification provisions shall apply to the persons enumerated below.

1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article EIGHTH, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board of Directors.

2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article EIGHTH or otherwise.

3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article EIGHTH is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board of Directors.

5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6. Notification and Defense of Claim. As a condition precedent to an Indemnified Person’s right to be indemnified, such Indemnified Person must notify the Corporation in writing as soon as practicable of any Proceeding involving such Indemnified Person for which indemnity will or could be sought. With respect to any Proceeding of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnified Person. After notice from the Corporation to the Indemnified Person of its election so to assume such defense, the Corporation shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with such Proceeding, other than as provided below in this Section 6. The Indemnified Person shall have the right to employ his or her own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnified Person unless (i) the employment of counsel by the Indemnified Person has been authorized by the Corporation, (ii) counsel to the Indemnified Person shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnified Person in the conduct of the defense of such Proceeding or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel for the Indemnified Person shall be at the expense of the Corporation, except as otherwise expressly provided by this Article EIGHTH. The Corporation shall not be entitled, without the consent of the Indemnified Person, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnified Person shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify the Indemnified Person under this Article EIGHTH for any amounts paid in settlement of any Proceeding effected without its written consent. The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnified Person without the Indemnified Person’s written consent. Neither the Corporation nor the Indemnified Person will unreasonably withhold or delay its consent to any proposed settlement

7. Procedure for Indemnification and Advancement of Expenses. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3, 4 or 5 of this Article EIGHTH, an Indemnified Person shall submit to the Corporation a written claim therefor. Any such advancement of expenses shall be made promptly, and in any event within thirty (30) days after receipt by the Corporation of the written claim therefor by the Indemnified Person, unless (i) the Corporation has assumed the defense pursuant to Section 6 of this Article EIGHTH (and none of the circumstances described in Section 6 of this Article EIGHTH that would nonetheless entitle the Indemnified Person to indemnification for the fees and expenses of separate counsel have occurred) or (ii) the Corporation determines within such 30-day period that the Indemnified Person did not meet the applicable standard of conduct required under applicable law, as the case may be. Any such indemnification, unless ordered by a court, shall be made only as authorized in the specific case upon a determination by the Corporation that the indemnification of the Indemnified Person is proper because the Indemnified Person has met the applicable standard of conduct required under applicable law, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the Proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

8. Non-Exclusivity of Rights. The rights conferred on any person by this Article EIGHTH shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

9. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

10. Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article EIGHTH; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article EIGHTH.

11. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article EIGHTH shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.

12. Savings Clause. If this Article EIGHTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnified Person as to any expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article EIGHTH that shall not have been invalidated and to the fullest extent permitted by applicable law.

NINTH: This Article NINTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2. Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established from time to time by the Board of Directors. Election of directors need not be by written ballot, except as and to the extent provided in the Bylaws of the Corporation.

3. Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, the directors of the Corporation shall be elected at each annual meeting of stockholders and each director elected to the Board of Directors shall hold office until the next annual meeting of stockholders; provided that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

4. Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed pursuant to Section 2 of this Article NINTH shall constitute a quorum of the Board of Directors. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

5. Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by this Certificate of Incorporation.

6. Removal. Subject to the rights of holders of any series of Preferred Stock, prior to the Threshold Date (as defined below), directors may be removed, with or without cause, by the affirmative vote or written consent of the holders of a majority of the votes that all the stockholders would be entitled to cast in an election of directors. Subject to the rights of holders of any series of Preferred Stock, from and after the Threshold Date, directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of a majority of the votes that all the stockholders would be entitled to cast in an election of directors. The term “Threshold Date” shall mean the first date after the effectiveness of this Restated Certificate of Incorporation on which the Link-Controlled Shares (as defined below) represent less than a majority of the voting power of the then-outstanding shares of Class A Common Stock and Class B Common Stock in an election of directors. The term “Link-Controlled Shares” shall mean all outstanding shares of Class A Common Stock and Class B Common Stock with respect to which Link Ventures, LLLP, a Delaware limited liability limited partnership (including any successor entity thereto) (“Link Ventures”), and any person or entity controlling, controlled by or under common control with Link Ventures possess the power (whether shared or exclusive) to vote or direct the voting thereof, whether by proxy, voting agreement or otherwise.

7. Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancies or newly created directorships on the Board of Directors, however occurring, shall be filled as follows: (a) prior to the Threshold Date, either by (x) the affirmative vote or written consent of the holders of a majority of the votes that all the stockholders would be entitled to cast in an election of directors or (y) the vote of a majority of the directors then in office, although less than a quorum, or by a written consent of all directors then in office (including in either case a sole remaining director); and (b) from and after the Threshold Date, only by vote of a majority of the directors then in office, although less than a quorum, or by a written consent of all directors then in office (including in either case a sole remaining director), and shall not be filled by the stockholders. A director elected to fill a vacancy or to fill a position resulting from a newly created directorship shall hold office until the next annual meeting of stockholders, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

8. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws of the Corporation.

9. Amendments to Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote or, if stockholders are then permitted under this Certificate of Incorporation to take action by written consent in lieu of a meeting, written consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the votes that all the stockholders would be entitled to cast in an election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

TENTH: Prior to the Threshold Date, stockholders of the Corporation may take action either (1) by written consent in lieu of a meeting, or (2) at a duly held annual or special meeting of stockholders. From and after the Threshold Date, stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote or, if stockholders are then permitted under this Certificate of Incorporation to take action by written consent in lieu of a meeting, written consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the votes that all the stockholders would be entitled to cast in an election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.

ELEVENTH: Prior to the Threshold Date, special meetings of stockholders for any purpose or purposes may be called at any time either (1) upon the affirmative vote or written consent of the holders of a majority of the votes that all the stockholders would be entitled to cast in an election of directors, or (2) by the Board of Directors. From and after the Threshold Date, special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors, and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote or, if stockholders are then permitted under this Certificate of Incorporation to take action by written consent in lieu of a meeting, written consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the votes that all the stockholders would be entitled to cast in an election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

TWELFTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

THIRTEENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law or as to which the General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim arising pursuant to any provision of this Certificate of Incorporation or the Bylaws of the Corporation (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article THIRTEENTH.

If any provision or provisions of this Article THIRTEENTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article THIRTEENTH (including, without limitation, each portion of any sentence of this Article THIRTEENTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates, integrates and amends the certificate of incorporation of the Corporation, and which has been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law, has been executed by its duly authorized officer this [        ] day of [        ], 2018.

EVERQUOTE, INC.

By:
Name: Seth Birnbaum
Title: President and Chief Executive Officer

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